UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 17, 2026

uniQure N.V.

(Exact Name of Registrant as Specified in Charter)

The Netherlands	001-36294	N/A
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Paasheuvelweg 25a, 1105 BP Amsterdam, The Netherlands	N/A
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: +31-20-240-6000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
Ordinary Shares, par value €0.05 per share	QURE	The Nasdaq Stock Market LLC The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On June 17, 2026, uniQure N.V. (the “Company”) issued a press release announcing its plan to submit its Biologic License Application (“BLA”) for AMT-130 in Huntington’s Disease during the third quarter of 2026. This announcement follows the Company’s recent Type B meeting with the U.S. Food and Drug Administration (“FDA”) in which the FDA communicated that the 3-year analysis from the Phase I/II study would be acceptable as the primary basis of a BLA for the accelerated approval of AMT-130 in Huntington’s disease. Prior to submission of the BLA, the FDA seeks alignment with the Company on the confirmatory study design, including consideration of a concurrent control of standard of care that would not include a sham procedure. The Company is committed to conducting the confirmatory study without delay and expects to further align with the FDA on the details of such a study prior to BLA submission. The Company expects to receive final minutes within 30 days of the Type B meeting.

The press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated into this item 8.01 by reference.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. All statements other than statements of historical fact are forward-looking statements, which are often indicated by terms such as "anticipate," "believe," "could," “establish,” "estimate," "expect," "goal," "intend," "look forward to," "may," "plan," "potential," "predict," "project," “seek,” "should," "will," "would" and similar expressions and the negatives of those terms. Forward-looking statements are based on management's beliefs and assumptions and on information available to management only as of the date of this report. Examples of these forward-looking statements include, but are not limited to, statements concerning: the Company’s plans to conduct a confirmatory study, including the design, timing, endpoints and control arm of such study, and to align with FDA on such study prior to BLA submission, the potential use of a concurrent standard-of-care control arm rather than a sham procedure, and expectations regarding timing of BLA submission and receiving accelerated approval of AMT-130. The Company’s actual results could differ materially from those anticipated in these forward-looking statements for many reasons. These risks and uncertainties include, among others: risks related to the Company’s Phase I/II clinical trials of AMT-130, including the risk that such trials will be unable to continue to demonstrate data sufficient to support further clinical development or regulatory approval; the risk that the FDA ultimately concludes that the Phase I/II trial data are not sufficient to support a BLA or accelerated approval; the risk that more patient data become available that results in a different interpretation than the one derived from the year three data analyses; risks related to the Company’s interactions with regulatory authorities, which may affect the initiation, timing and progress of clinical trials and pathways to regulatory approval; whether the measurements that the Company is evaluating are viewed as robust and sensitive measurements of disease progression; whether RMAT designation, Breakthrough Therapy designation, or any accelerated pathway, if granted, will lead to regulatory approval; the Company’s ability to conduct and fund any required confirmatory study for AMT-130; the Company’s ability to successfully complete any required confirmatory study for AMT-130; the risk that accelerated approval, if granted, may be subject to post-approval requirements that are difficult or costly to satisfy; the Company’s ability to continue to build and maintain the infrastructure and personnel needed to achieve its goals; the Company’s effectiveness in managing current and future clinical trials and regulatory processes; the Company’s ability to demonstrate the therapeutic benefits of its gene therapy candidates in clinical trials; the continued development and acceptance of gene therapies; the Company’s ability to obtain, maintain and protect its intellectual property; and the Company’s ability to fund its operations and to raise additional capital as needed and on acceptable terms. These risks and uncertainties are more fully described under the heading "Risk Factors" in the Company’s periodic filings with the U.S. Securities & Exchange Commission (“SEC”), including its Annual Report on Form 10-K filed with the SEC on March 2, 2026, its Quarterly Report on Form 10-Q filed with the SEC on May 5, 2026 and in other filings that the Company makes with the SEC from time to time. Given these risks, uncertainties and other factors, you should not place undue reliance on these forward-looking statements and, except as required by law, the Company assumes no obligation to update these forward-looking statements, even if new information becomes available in the future.

Item 9.01 Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description
99.1	Press Release of uniQure N.V. dated June 17, 2026
104	Cover Page Interactive Data File (embedded with the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

UNIQURE N.V.

Date: June 17, 2026	By:	/s/ Jeannette Potts
JEANNETTE POTTS
Chief Legal and Compliance Officer